Exhibit 99

                  Jefferies Announces First Quarter Earnings;
Strong Investment Banking Offsets Industrywide Softness in Institutional Trading

    NEW YORK--(BUSINESS WIRE)--April 15, 2003--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for the first quarter ended March 28, 2003.

    Highlights for the first quarter ended March 28, 2003:

    -- Net earnings were $14.2 million, versus $17.7 million for the first quarter of 2002.

    -- Earnings per share (diluted) were $0.50 compared to $0.65 in the first quarter of 2002.

    -- Total revenues were $185.3 million, versus $195.3 million for the first quarter of 2002.

    -- Investment banking revenues increased 17% to $44.2 million compared to $37.7 million in the first quarter of 2002.

    "We are pleased with our diversification strategy as strong investment banking revenues in the first quarter offset softness in our institutional trading business," said Richard B. Handler, Chairman and Chief Executive Officer of Jefferies. "A 42% increase since the fourth quarter, and 17% year-over-year, reflect our efforts to build Jefferies' investment banking business."
    "Jefferies' institutional equity trading platform performed well relative to other Wall Street firms whose comparable businesses were down significantly. The weakness was due to lower institutional trading volumes, lack of volatility, and war and business related uncertainty," added John C. Shaw, Jr., President of Jefferies.

    Conference Call

    A conference call with management discussion of financial results for the first quarter ended March 28, 2003 will be held April 15 at 10:30 AM Eastern and can be accessed at (617) 801-9714. A live audio Webcast and delayed replay will also be available under "Investor Relations/Financials" at www.jefco.com. Questions for consideration by management can be submitted in advance through the "Contact Us" function at www.jefco.com or by calling 203-708-5975 by 9 AM Eastern on April 15.

    About Jefferies

    Jefferies Group, Inc. (NYSE: JEF) is a holding company whose affiliated companies, including its principal operating subsidiary, Jefferies & Company, Inc., offer a variety of services for institutional investors and growth companies. Subsidiaries of Jefferies Group, Inc., together, comprise a full-service investment bank and institutional securities firm focused on the middle market. Jefferies offers financial advisory, capital raising, mergers and acquisitions, and restructuring services to small and mid-cap companies. The firm provides outstanding trade execution in equity, high yield, convertible and international securities, as well as fundamental research and asset management capabilities, to institutional investors. Additional services include correspondent clearing, prime brokerage, private client services and securities lending. The firm's leadership in equity trading is recognized by numerous consulting and survey organizations, and Jefferies' subsidiary, Helfant Group, Inc., executes approximately twelve percent of the daily reported volume on the NYSE.
    Through its subsidiaries, Jefferies Group, Inc. employs more than 1,350 people in 21 offices worldwide, including Atlanta, Boston, Chicago, Dallas, Hong Kong, London, Los Angeles, New York, Paris, San Francisco, Tokyo, Washington and Zurich. Further information about Jefferies, including a description of investment banking, trading, research and asset management services, can be found at www.jefco.com.


                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF EARNINGS
           (Amounts in Thousands, Except Per Share Amounts)
                              (Unaudited)

                                                    Three Months Ended
                                                   -------------------
                                                    Mar. 28,  Mar. 29,
                                                       2003      2002
                                                   --------- ---------

 Revenues:
   Commissions                                     $ 56,657  $ 64,573
   Principal transactions                            58,689    66,667
   Investment banking                                44,203    37,668
   Interest                                          21,499    21,629
   Asset management                                   2,677     3,487
   Other                                              1,574     1,318
                                                   --------- ---------
 Total revenues                                     185,299   195,342
 Interest expense                                    21,050    17,598
                                                   --------- ---------
 Revenues, net of interest expense                  164,249   177,744
                                                   --------- ---------

 Non-interest expenses:
   Compensation and benefits                         95,397   104,567
   Floor brokerage and clearing fees                 10,812    14,148
   Technology and communications                     14,471    11,395
   Occupancy and equipment rental                     7,326     6,158
   Business development                               6,050     6,304
   Other                                              6,936     5,208
                                                   --------- ---------
 Total non-interest expenses                        140,992   147,780
                                                   --------- ---------

 Earnings before income taxes                        23,257    29,964
 Income taxes                                         9,072    12,292
                                                   --------- ---------
 Net earnings                                      $ 14,185  $ 17,672
                                                   ========= =========

 Earnings per share:
   Basic                                           $   0.57  $   0.71
                                                   ========= =========
   Diluted                                         $   0.50  $   0.65
                                                   ========= =========

 Weighted average shares:
   Basic                                             24,905    24,766
   Diluted                                           28,562    27,380


                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
           (Dollars in Thousands, Except Per Share Amounts)
                              (Unaudited)

                                   Quarters ended
              --------------------------------------------------------
               3/28/2003  12/31/2002  9/27/2002  6/28/2002  3/29/2002
               ---------- ----------- ---------- ---------- ----------
 Statement of
  Earnings
--------------
 Revenues, net
  of interest
  expense       $164,249    $159,907   $158,909   $178,129   $177,744
 Non-interest
  expenses:
   Compen-
    sation and
    benefits      95,397      87,425     91,878    101,715    104,567
   Non-
    personnel
    expenses      45,595      47,965     47,717     46,517     43,213
               ---------- ----------- ---------- ---------- ----------
 Earnings
  before
  income taxes    23,257      24,517     19,314     29,897     29,964
 Income taxes      9,072       9,015      7,532     12,282     12,292
               ---------- ----------- ---------- ---------- ----------
     Net
      earnings   $14,185     $15,502    $11,782    $17,615    $17,672
               ========== =========== ========== ========== ==========

 Diluted
  earnings per
  share            $0.50       $0.56      $0.43      $0.64      $0.65
               ========== =========== ========== ========== ==========

 Financial
  Ratios
--------------
 Pretax
  operating
  margin            14.2%       15.3%      12.2%      17.2%      16.9%
 Compensation
  and
  benefits/net
  revenues          58.1%       54.7%      57.8%      57.1%      58.8%
 Effective tax
  rate              39.0%       36.8%      39.0%      41.0%      41.0%


                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
                   (Dollars and Shares in Thousands)
                              (Unaudited)

                                   Quarters ended
              --------------------------------------------------------
               3/28/2003  12/31/2002  9/27/2002  6/28/2002  3/29/2002
               ---------- ----------- ---------- ---------- ----------
Revenues by
 Source
--------------
Commissions
 and principal
 transactions:
   Equities      $69,993     $86,802    $81,613    $76,257    $83,163
   Inter-
    national      16,231      16,703     21,602     19,563     16,985
   High yield     10,835       7,479      6,502      9,826     10,263
   Conver-
    tibles         8,184       7,825      6,823      7,573      7,463
   Execution       5,089       5,842      6,380      8,262      8,826
   Other pro-
    prietary
    trading        5,014      (2,420)    (2,477)     8,870      4,540
               ---------- ----------- ---------- ---------- ----------
     Total       115,346     122,231    120,443    130,351    131,240
Investment
 banking          44,203      31,059     29,451     41,650     37,668
Interest          21,499      20,860     25,091     24,447     21,629
Asset
 management        2,677       3,425      2,390      2,724      3,487
Other              1,574       1,831      1,776      1,705      1,318
               ---------- ----------- ---------- ---------- ----------
   Total
    revenues    $185,299    $179,406   $179,151   $200,877   $195,342
               ========== =========== ========== ========== ==========

Other Data
--------------
Number of
 trading days         60          65         63         64         60
Average
 employees         1,359       1,323      1,292      1,229      1,203
Common shares
 outstanding      27,568      26,952     26,895     26,930     26,774
Weighted
 average
 shares:
   Basic          24,905      24,439     24,645     24,626     24,766
   Diluted        28,562      27,618     27,618     27,436     27,380


    As of March 28, 2003, stockholders' equity amounted to $660 million, resulting in a book value of $23.95 per share.

    CONTACT: Jefferies Group, Inc.
             Joseph A. Schenk, 212/284-2338